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                                                                   EXHIBIT 4.10


                             METAL MANAGEMENT, INC.

                        1998 DIRECTOR COMPENSATION PLAN

     1. PURPOSES OF THE PLAN. The purposes of this 1998 Director Compensation Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentives to the Outside Directors of the Company to serve as Directors and to encourage the continued service of Outside Directors on the Board while, at the same time, aligning the interests of the Outside Directors with the interests of the Company's stockholders.

     2. DEFINITIONS. As used herein, the following definitions shall apply:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" means the Common Stock of the Company.

          (d) "Company" means Metal Management, Inc., a Delaware corporation.

          (e) "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

          (f) "Director" means a member of the Board.

          (g)"Employee" means any person, including officers and Directors, who is employed by or provides consulting services to the Company or any Parent or Subsidiary of the Company.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "Exercise Value" means the average of Fair Market Value of the Company's Common Stock for the ten (10) business day period preceding the date on which the Option is granted pursuant to Section 6.

          (j) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

             (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (k) "Option" means a stock option granted pursuant to the Plan.

          (l) "Optioned Stock" means the Common Stock subject to an Option.

          (m) "Optionee" means an Outside Director who receives an Option.

          (n) "Outside Director" means a Director who is not an Employee.

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          (o) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (p) "Plan" means this Metal Management, Inc. 1998 Directors Compensation Plan.

          (q) "Share" means a share of the Common Stock, as adjusted in accordance with Section 9 of the Plan.

          (r) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 250,000 Shares of Common Stock (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 15 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

     5. ELIGIBILITY. Only Outside Directors shall be eligible to receive the grant of Options and other payments hereunder. All Options shall be automatically granted in accordance with the terms set forth in Section 6 hereof. Participation in the Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

     6. ADMINISTRATION AND GRANTS OF OPTIONS UNDER THE PLAN. All grants of Options under the Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions. No Option shall be granted hereunder until the first fiscal year of the Company beginning after December 31, 1998.

          (a) Grants to Current Directors. Each person who was an Outside Director on the first day of the Company's fiscal year and who is an Outside Director on the date of the first Board meeting in such fiscal year of the Company or, if no Board meeting has occurred by the last day of the first quarter of such fiscal year, the last day of the first quarter of such fiscal year, shall be automatically granted an Option to purchase that number of Shares having a value, determined using the Black-Scholes valuation method, equal to $30,000.

          (b) Grants to New Directors. If a person is not an Outside Director on the first day of the Company's fiscal year but becomes an Outside Director during the course of the Company's fiscal year, such person shall be automatically granted an Option to purchase that number of Shares having a value, determined using the Black-Scholes valuation method, value equal to $30,000 multiplied by a fraction, the denominator of which is 365 and the numerator of which is 365 less the number of days during such fiscal year that the person was not an Outside Director. Any grant under this paragraph
     (b) shall be made on the later of (A) the date of the first Board meeting in the fiscal year of the Company in which the person becomes an Outside Director or, if no Board meeting has occurred by the last day of the first quarter of such fiscal year, the last day of the first quarter of such fiscal year, or (B) the date on which such person becomes an Outside Director.

          (c) Determination of Value. The determination of the value of an Option using the Black-Scholes valuation method shall be made by the Company's independent public accountants.

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          (d) Material Terms. The material terms of an Option granted hereunder shall be as follows:

             (i) The term of the Option shall be ten (10) years.

             (ii) The Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in
        Section 7 hereof.

             (iii) The exercise price per Share shall be the Exercise Value per Share on the date the Option is granted.

             (iv) The Option shall be fully vested and exercisable as of the date it is granted.

          (e) Restrictions on Shares. In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grants to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

          (f) Nonstatutory Options. All options granted hereunder shall be nonstatutory stock options.

     7. EXERCISE OF OPTIONS.

          (a) Procedure for Exercise. Except as otherwise expressly provided in the Plan, an Outside Director may exercise any outstanding Option, in whole or in part (but for whole Shares only), by filing a written exercise notice with the Company prior to the date on which the Option expires or otherwise ceases to be exercisable in accordance with the terms of the Plan; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 15 hereof has been obtained. The exercise notice shall specify the number of Shares which the Outside Director elects to purchase and must be accompanied by payment of the Exercise Value for the Shares. Payment of the Exercise Value shall be by cash or check payable to the Company; provided, however, that, to the extent approved by the Board, an Outside Director may elect to pay the Exercise Value through a cashless exercise arrangement.

          (b) Rights as a Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (c) Rule 16b-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that otherwise could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act.

          (d) Termination of Continuous Status as a Director. In the event an Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(d)(3) of the Code), the Optionee may exercise his or her Option, but only within six (6) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of

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     such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (e) Disability of Optionee. In the event an Optionee's Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(d)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (f) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve
     (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     8. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the exercise price of such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of
     Section 6 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option may be assumed or an equivalent option may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, each outstanding Option shall continue to be exercisable (subject to expiration of its ten (10) year term) and shall terminate upon consummation of the transaction if not then exercised. For purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of

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     assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

          (d) Special Rules for Pooling. Notwithstanding the foregoing or any other provision of the Plan or agreement to the contrary, the Board may amend the Plan or the terms of any Option to the extent it deems necessary to preserve pooling-of-interest accounting treatment for any transaction which is intended to be accounted for through such accounting method.

     10. OTHER COMPENSATION AND BENEFITS. Each Outside Director shall be paid such retainers, meeting fees and committee fees in such amounts and subject to such terms and conditions as may be determined from time to time by the Board. Each Outside Director shall also be reimbursed by the Company for all reasonable, documented, lawful expenses incurred by the Outside Director in the performance of the Outside Director's duties for the Company, including attendance at Board and committee meetings.

     11. AMENDMENT AND TERMINATION OF THE PLAN. Except as set forth in Section 10, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent.

     12. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     13. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     14. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     15. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the adoption of the Plan by the Board. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

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